                                  EXHIBIT 99.1
|X|  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                            PRESTIGE FINANCIAL CORP.

                         SPECIAL MEETING OF SHAREHOLDERS
                               December [ ], 1998
                  Solicited on behalf of the Board of Directors


         The undersigned hereby constitutes and appoints Greg Schneider and Annette M. Dalley, and each of them, as Proxies, each with full power of substitution, to vote all of the shares of PRESTIGE FINANCIAL CORP. standing in the undersigned's name at the Special Meeting of Shareholders of Prestige Financial Corp., to be held at the Company's headquarters, One Royal Road, P.O. Box 2480, Flemington, New Jersey, on November [ ], 1998 at 5:30 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.


1. Proposal to approve the merger of Prestige Financial Corp. with and into Commerce Bancorp, Inc. pursuant to the Agreement and Plan of Reorganization and the related Agreement and Plan of Merger, each dated as of September 17, 1998, as more fully described in the accompanying Proxy Statement-Prospectus.

                      FOR              AGAINST           ABSTAIN
                      |_|                |_|               |_|

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND IN THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

         The Board of Directors recommends a vote FOR the proposal listed on this proxy.

         Please sign exactly as your name appears on stock certificate. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his or her name and print his or her name and title below his or her signature. If the shares are held in joint name, all joint owners should sign.

                                     Date:
                                          -----------------------------------


                                     ----------------------------------------
                                     (Signature)


                                     ----------------------------------------
                                     (Signature)